EXHIBIT 10.24

                  SECOND ALLONGE TO 9% SENIOR SUBORDINATED NOTE
                                DUE APRIL 1, 1997

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     This Second Allonge to 9% Senior Subordinated Notes due April 1,  1997 (the

"Notes"),  made  by Dollar  Tree  Stores,  Inc.  (the  "Issuer"), is  issued  in accordance with  Section Seven  of the  Notes with  the written  consent of  the

Issuer and the holders of  at least a majority in aggregate  principal amount of the Notes then outstanding and provides as follows:

     1.   Section 2.2 is hereby added to the Notes, providing as follows:

          Section 2.2.   Optional Prepayment  by Issuer.   The Issuer may  repay
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          this  Note without  penalty or premium,  in whole  or in part,  at any time, so  long as the  Issuer funds such  prepayment through a  Public

          Offering; provided, however,  that if such prepayment is  in full, the

          Issuer  simultaneously prepays in full all  of its Senior 9% Notes and

          Junior  9% Notes,  and  if  such prepayment  is  in part,  the  Issuer simultaneously prepays all of its Senior  9% Notes and Junior 9% Notes in the  same proportion as the amount  of prepayment tendered for this

          Note bears to the total outstanding principal sum of this Note.

     2.   This Allonge makes no other changes in the terms and conditions of the

Notes.

     IN  WITNESS  WHEREOF,  the  Issuer  has executed  this  Allonge  under  its corporate seal effective as of May 3, 1996.

[SEAL]                        DOLLAR TREE STORES, INC.

                              By: /s/ H. Ray Compton
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                                 Title: Executive Vice President
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